Exhibit 10.59
TERMINATION AGREEMENT

This Termination Agreement (this "Agreement") is made and entered into on this 23rd day of December, 2003 by and between North Jersey Energy Associates, A Limited Partnership, a New Jersey limited partnership ("Buyer") and FPL Energy Power Marketing, Inc. ("Seller"), each a "Party" and collectively, the "Parties".

WHEREAS, Buyer and Seller are parties to a Base Contract for Sale and Purchase of Natural Gas (the "Base Contract") dated October 2, 2002 pursuant to which Seller sells and Buyer purchases natural gas for a portion the operational needs of Buyer's gas-fired electrical and steam generating plant located in the borough of Sayreville, New Jersey or to satisfy certain obligations of Buyer under a Gas Purchase and Sale Agreement between Buyer and Pubic Service Electric and Gas Company, dated as of May 4, 1989, as amended;

WHEREAS, pursuant to Section 4.2 of the Base Contract, the Base Contract may be terminated by the mutual agreement of the Seller and Buyer; and

WHEREAS, in connection with the restructuring of a power purchase agreement between Buyer and Jersey Central Power & Light Company pursuant to the filing made with the New Jersey Board of Public Utilities on June 24, 2003, Buyer and Seller desire to terminate the Base Contract and any effective Confirmations issued thereunder prior to the expiration of the term thereof pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.0 Definitions. Capitalized terms not defined herein shall have the meanings set forth in the Termination Agreement.

2.0 Base Contract Termination Date. Buyer and Seller hereby acknowledge and agree that the Base Contract and any Confirmations that are in effect shall have no further force and effect as of 9:59 a.m. EST on January 1, 2004 (the "Termination Date") without further notice or action required by Buyer or Seller and without penalty to either Buyer or Seller, provided that the rights of Seller and Buyer under Section 14.3 of the Base Contract, the obligations of Seller and Buyer to make payments that have accrued under the Base Contract prior to termination, the obligation of Seller to indemnify Buyer and Buyer to indemnify Seller, pursuant thereto and the rights and obligations of Seller and Buyer under Section 13.3, Article IV and Article XX of the Base Contract (to the extent necessary to administer the foregoing provisions of the Base Contract following such termination) shall survive the termination of the Base Contract.

3.0 Release. As of the Termination Date and except as provided in Section 2.0 hereof, each Party (the "Releasing Party"), on behalf of itself and any and all of its predecessors and successors in interest to the Base Contract and any Confirmations that are in effect and the mutual rights and obligations thereunder or contemplated therein, HEREBY RELEASES AND FOREVER DISCHARGES AND COVENANTS NOT TO SUE the other Party (the "Released Party"), and any and all of it respective present, former and future directors, managers, officers, trustees, representatives, employees, attorneys, advisors, agents, stockholders, partners, members, affiliates, predecessors, legal representatives, successors and assigns (a) from or with respect to any and all Claims (as hereinafter defined) that the Releasing Party ever had, now has or hereafter can, shall or may have arising out of or in connection with the execution, performance or nonperformance or assignment of the Base Contract and any Confirmations that are in effect and (b) from any and all Claims based on tort, contract or any other theories that the Releasing Party ever had, now has or hereafter can, shall or may have arising out of or in connection with any business or activities of the Released Party relating to the Base Contract and any Confirmations that are in effect. For purposes of this Release, "Claims" shall mean all demands, claims, actions or causes of action (whether at law or equity, known or unknown) assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses (including, without limitation, interest penalties and attorneys' fees and disbursements).

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement on the date set forth above.
NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By:	Northeast Energy, LP, Its General Partner
By:	ESI Northeast Energy GP, Inc. Its Administrative General Partner
By:	NATHAN E. HANSON

Name: Nathan E. Hanson Title: Director
FPL ENERGY POWER MARKETING, INC.
By:	TERRY L. MORRISON

Name: Title:	Terry L. Morrison